EXHIBIT 3.25

ARTICLES OF INCORPORATION

Of

BLACK KING MINE DEVELOPMENT CO.

I. The undersigned agree to become a corporation by the name of Black King Mine Development Co.

II. The address of the principal office of said corporation will be located at P. O. Box 497 street, in the city, town or village of Sylvester, County of Boone, State of West Virginia, ZIP 25193.

IF either the principal office or the principal place of business of said corporation is NOT located in the State of West Virginia, give address of the exact location

III. The purpose or purposes for which corporation is formed are as follows:

(See Schedule A Attached hereto)

IV. Provisions granting preemptive rights are:

None

V. Provisions for the regulation of the internal affairs of the corporation are:

As contained in the By-Laws of the corporation.

VI. The amount of the total authorized capital stock of said corporation shall be Ten Thousand dollars, which shall be divided into 100 shares of the par value of One Hundred (100.00) dollars each.

VII. The full names and addresses of the incorporator(s), including street and street numbers, if any, and the city, town or village, including ZIP number, the number of shares subscripted for by each are as follows:

NAME	ADDRESS	NO. OF SHARES (Optional)
Donald A. Lambert	2913 Kanawha Avenue, S.E.
	Charleston, West Virginia	—

VIII. The existence of this corporation is to be perpetual:

IX. The name and address of the appointed person to whom notice or process may be sent:

Secretary of State of the State of West Virginia

X. The number of directors constituting the initial board of directors of the corporation is Three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify:

NAME	ADDRESS
W. Douglas Blackburn, Jr.	P. O. Box 497, Sylvester, West Virginia 25193
E. Morgan Massey	P. O. Box 26765, Richmond, Virginia 23261
Paul S. Barbery	P. O. Box 26765, Richmond, Virginia 23261

I, WE, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this Articles of Incorporation, and I/we have accordingly hereunto set our respective hands this 23rd day of July, 1981.

(All incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.) Xerox copies of Signatures are not acceptable.

SCHEDULE A

III. Purposes for which BLACK KING MINE DEVELOPMENT CO., a corporation is formed are:

1.	To acquire, hold, buy, sell, assign Deeds or Leases of natural resources and commodities and to mine, extract, produce, quarry, or otherwise take possession of coal, clay, stone, ore, and minerals of every kind and description, and to buy, sell, trade, exchange, or deal in and to act as agent, broker, factor, distributor or other representative entity in production, processing, purchase, sale, exchange of coal and all other products, natural resources and commodities.

2.	To enter contracts with other business entities or individuals for the performance of any and all permissible commercial activities herein set forth or allowed under the laws of the State of West Virginia, the United States of America or elsewhere.

3.	To acquire by purchase, subscription or otherwise, and to hold, sell, lease and dispose of real estate, personal property, stocks, bonds, securities and other evidences of debt and obligation; to become surety or guarantor for corporations and individuals on obligations not held by this corporation; to lend money to such corporations and individuals and to do any and all other acts or things for the preservation, protection, and improvement or enhancement of the value of any such real estate, personal property, stocks, bonds, securities or other properties, or which are designed for such purposes.

4.	To borrow money and to execute notes, bonds and other evidences of indebtedness therefor, and to pledge, assign, convey and encumber the corporate properties and assets for the security thereof.

5.	To exercise the enumerated powers, and all others necessary, needful, incident or pertaining thereto, at any place either within or without the State of West Virginia, wherever the same may be lawfully carried on.